Exhibit 10.11

AMENDMENT TO THE

2005 ROWAN COMPANIES, INC.

LONG-TERM INCENTIVE PLAN

WHEREAS, the board of directors of Rowan Companies, Inc., a Delaware corporation (the “Company”), assumed and adopted the 2005 Rowan Companies, Inc. Long-Term Incentive Plan effective April 22, 2005 (which, as previously amended from time to time, is referred to herein as the “Plan”);

WHEREAS, the stockholders of the Company approved and adopted, at the Special Meeting of the Stockholders on April 16, 2012, the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company and a newly formed Delaware limited liability company and wholly owned subsidiary of Rowan Delaware (“Rowan Mergeco”), pursuant to which Rowan Mergeco will merge with and into the Company (the “Merger”), with the Company surviving the merger as an indirect, wholly owned subsidiary of Rowan Companies plc, a newly formed public limited company incorporated under English law (“Rowan UK”);

WHEREAS, pursuant to the Merger Agreement, each outstanding share of common stock of the Company will be converted, on a one-for-one basis, into the right to receive a Class A Ordinary Share in Rowan UK;

WHEREAS, pursuant to the Merger Agreement, outstanding equity awards relating to shares of common stock of the Company granted to employees and directors by the Company under the Company’s equity incentive plans (including the Plan) prior to the effective time of the Merger will entitle the holder of such equity award to purchase, acquire or receive, or receive benefits or amounts based on, as applicable, an equal number of Shares (as defined below); and

WHEREAS, the board of directors of the Company has determined it is desirable to adopt this amendment to the Plan, contingent upon the consummation of the Merger and to be effective as of May 4, 2012 (or, if different, the effective date of the Merger), to reflect the provisions of the Merger Agreement and the effect of the Merger on the Plan and any awards outstanding under the Plan.

NOW, THEREFORE, BE IT RESOLVED that, contingent upon the consummation of the Merger and effective as of May 4, 2012 (or, if different, the effective date of the Merger), the Plan is amended as follows:

1.	References to “Common Stock,” “stock,” “shares of Common Stock,” “shares” and similar references shall be replaced with references to “Share” or “Shares,” as applicable, and references to stockholders of the Company shall be replaced with references to shareholders of Rowan UK, unless otherwise required by the context as determined by the Committee is its sole discretion.

2.	Section 1.1 is amended by deleting “(the “Board”)” from the second sentence of such section.

3.	Section 1.2 is amended by adding, or replacing the existing definitions with, the following definitions:

“Act” means the U.K. Companies Act of 2006.

“Board” means the board of directors of Rowan UK.

“Covered Employee” shall mean any of the Chief Executive Officer of Rowan UK and the four highest paid officers of Rowan UK other than the Chief Executive Officer, as described in Section 162(m)(3) of the Code.

“Effective Date” means April 22, 2005.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Rowan UK” means Rowan Companies plc, a public limited company incorporated under English law.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share” means a Class A ordinary share of Rowan UK, nominal value $0.125.

4.	Section 1.2 is further amended to change the references to “the Company” in the definitions of “Affiliate” and “Change in Control” to “Rowan UK.”

5.	Section 1.2 is further amended by deleting the definition of “Common Stock.”

6.	Section 1.3(c) is amended by replacing the last three sentences of such section with the following sentences:

Shares issued pursuant to the Plan (x) may be newly allotted and issued Shares, Shares that have been acquired by the trustees of an employee benefit trust established in connection with the Plan, or Shares acquired in the open market and (y) shall be fully paid and nonassessable. No fractional Shares shall be issued under the Plan. In the event that any fractional Shares would otherwise be issuable hereunder, the number of Shares issuable shall be rounded down to the nearest whole number.

7.	Section 1.4 is amended in its entirety to read as follows:

1.4	Administration of this Plan.

(a) Committee, Meetings, Rule Making and Interpretations. The Plan shall be administered by the Committee. Subject to the provisions of this Plan, the Committee shall:

(i) interpret this Plan and all Awards under this Plan;

(ii) make, amend and rescind such rules as it deems necessary or advisable for the proper administration of the Plan;

(iii) make all other determinations necessary or advisable for the administration of this Plan;

(iv) correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award under this Plan in the manner and to the extent that the Committee deems desirable to effectuate this Plan; and

(v) enter into arrangements or authorize the Company to be party to arrangements with the trustee of any employee benefit trust established by Rowan UK to facilitate the administration of Awards under the Plan.

Any action taken or determination made by the Committee pursuant to this or any other provision of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any grantee, holder or beneficiary of an Award, any shareholder and any Employee, Consultant or Non-Employee Director. The Committee may delegate any of its authority to any one or more members of the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority.

(b) Indemnity of Committee.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the fullest extent permitted by law and subject to the following provisions.

Nothing in this Section 1.4(b) shall exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Notwithstanding any provision in this Plan to the contrary, the Company does not make any indemnity in respect of:

(i) any claim brought against a director of the Company or of any associated company (for purposes of this Sections 1.4 (i–ii) only, a “Director”) brought by the Company or an associated company for negligence, default, breach of duty or breach of trust;

(ii) any liability of a Director to pay:

(1) a fine imposed in criminal proceedings; or

(2) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising);

(3) any liability incurred by a Director:

(A) in defending any criminal proceedings in which he is convicted;

(B) in defending any civil proceedings brought by the Company or an associated company in which judgment is given against him; or

(C) in connection with any application under Section 661(3) or (4) of the Act or Section 1157 of the Act in which the court refuses to grant the Director relief.

For the purpose of this Section 1.4(i – ii), “company” means a company formed and registered under the Act, references to a conviction, judgment or refusal of relief are to the final decision in the relevant proceedings which shall be determined in accordance with Section 234(5) of the Act and references to an “associated company” are to an associated company of the Company within the meaning of the Act.

8.	Section 2.3(b) is amended in its entirety to read as follows:

In order to exercise a Non-Qualified Option, the person or persons entitled to exercise such Non-Qualified Option shall deliver to the Company or its designee payment in full for (i) the Shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Non-Qualified Option shall either be (x) in cash or by check payable and acceptable to the Company or its designee, or (y) with the consent of the Committee, which may be granted or withheld in the Committee’s sole discretion, and upon compliance with such instructions as the Committee may specify, at the person’s written request, the Company or its designee may deliver certificates for the Shares for which the Non-Qualified Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company or its designee on the person’s behalf from the proceeds of such sale the full amount of the exercise price, plus all required withholding taxes. If the Committee so requires, such person or persons shall also deliver a written representation that all Shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such Shares.

9.	Section 2.3(c) is amended in its entirety to read as follows:

(c) Alternative Payment for Shares. With the consent of the Committee, which may be granted or withheld in the Committee’s sole discretion and upon compliance with such instructions as the Committee may specify, payment of the exercise price or withholding may be made, in whole or in part, with Shares with respect to which the Option is being exercised. If payment is to be made in such manner, then the Participant shall deliver to the Company or its designee a notice of exercise as to the number of Shares to be issued to the Participant as well as the number of Shares to be retained by the Company in payment. In such case, the notice of exercise shall include (A) a statement (i) directing the Company to retain the number of Shares from the exercise of the Options the Fair Market Value (as of the date of delivery of such notice) of which is equal to the portion of the exercise price and/or tax withholding with respect to which the Participant intends to make payment, and (ii) confirming the aggregate number of Shares to be delivered to the Participant; and (B) such additional payment in cash as shall be necessary, when added to the consideration paid with Shares subject to the Option, to pay the exercise price and tax withholding in full for all such Shares. If the Company or an Affiliate is required to withhold on account of any tax imposed as a result of an exercise of an Option by retention of optioned Shares under this Section, the Shares retained shall include an additional number of Shares whose Fair Market Value equals the amount thus required to be withheld at the applicable minimum statutory rate or other applicable withholding rate.

10.	Section 7.2(a) is amended in its entirety to read as follows:

(a) The Restricted Shares shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and re-acquisition of the Shares by an employee benefit trust established in connection with the Plan as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such Shares. The Company shall have the right to cause such Shares to be transferred to an employee benefit trust established in connection with the Plan, for the amount of cash paid therefor, if any, if (i) the Participant’s Employment from or services to the Company or an Affiliate is terminated by the Company or the Participant prior to the lapse of such restrictions or (ii) the Restricted Shares are forfeited by the Participant pursuant to the terms of the Award.

11.	Section 7.3 is amended in its entirety to read as follows:

7.3 Forfeiture of Restricted Shares. If, for any reason, the restrictions imposed by the Committee upon Restricted Shares are not satisfied at the end of the Restricted Period, any Restricted Shares remaining subject to such restrictions shall thereupon be forfeited by the Participant and transferred to an employee benefit trust established in connection with the Plan, and the Participant may be required to complete certain documents in order to effectuate the transfer.

12.	Section 10.2 is amended by adding the following to the end of last sentence thereof:

or (c) any Award to violate the Act.

13.	Section 10.5 of the Plan is amended by replacing the last sentence thereof with the following:

Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or transferred to an employee benefit trust established in connection with the Plan, as applicable, or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

14.	Section 10.7 is amended by replacing “federal and state” with “applicable” and by replacing “stock market or exchange” with “securities market or exchange” in the first sentence of such section.

15.	Section 10.10 is amended by replacing “stock exchange listing” with “securities exchange listing” and “state and/or federal” with “applicable.”

16.	Article XI is amended in its entirety to read as follows:

Any issuance of Shares pursuant to the exercise of an Option or in payment of any other Award under this Plan shall not be made until appropriate arrangements, satisfactory to the Company and Rowan UK, have been made for payment of any tax amounts (including U.K. tax, U.S. federal, state, local and other tax, foreign tax, as well as any social insurance contributions, national insurance contributions, payments on account, fringe benefit tax and any other tax-related items related to participation in the Plan and legally applicable to Participant, including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to Participant even if legally applicable to the Company or the Participant’s employer) that may be required to be withheld or paid by the Company or an Affiliate with respect thereto.

Such arrangements may, at the discretion of the Committee, include allowing the person to request the Company or Rowan UK, as applicable, to withhold Shares being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto at the minimum statutory rate or other applicable withholding rate, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company and Rowan UK.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company or an Affiliate the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company or Rowan UK, as applicable, withholding the necessary number of Shares (at the minimum statutory rate or other applicable withholding rate) from such Award payment or exercise.

17.	Section 12.9 is amended to replace the first sentence of such section with the following sentence:

Except as provided under Article VII of this Plan, no provision of this Plan shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

18.	Section 12.10 is amended by replacing “federal, state or local” with “particular.”

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